UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 3, 2020

ZOGENIX, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34962	20-5300780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5959 Horton Street, Suite 500, Emeryville, California	94608
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (510) 550-8300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ZGNX	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On December 3, 2020, (the “Effective Date”), Zogenix, Inc. (the “Company”), entered into a Collaboration, Option and License Agreement (the “Collaboration Agreement”) with Tevard Biosciences, Inc. (“Tevard”) for the research, development and commercialization of gene therapies for the treatment of Dravet syndrome and other epilepsy disorders.
Collaboration and Licenses
Under the Collaboration Agreement, the Company and Tevard agreed to collaborate on the conduct of at least two collaboration programs: (i) a program to develop a treatment for Dravet syndrome (the “Dravet Syndrome Program”) and (ii) a second program to develop a treatment for another form of epilepsy to be determined by the Company subject to approval of a joint review committee comprised of representatives from both parties (the “Second Program”). The Collaboration Agreement also provides that the Company and Tevard may agree to collaborate on additional programs to develop therapies for other forms of epilepsy selected by the Company and subject to approval of the joint committee (each, a “Subsequent Program”). Under the Collaboration Agreement, Tevard will lead research and development activities until a program is transitioned to the Company based on a set of criteria established for each program. After the transition of a program, the Company will lead continued development of the product candidates, including obtaining regulatory approval, and subsequently commercializing any approved products.
Under the terms of the Collaboration Agreement, Tevard has agreed to grant to the Company, as of the Effective Date, an exclusive, worldwide, sublicensable license to certain of Tevard’s intellectual property rights, for the development, commercialization, manufacturing, use and sale of gene therapy products for the Dravet Syndrome Program (the “Dravet Products”), and an option to receive exclusive, worldwide, sublicensable licenses to certain of Tevard’s intellectual property rights, for the development, commercialization, manufacturing, use and sale of gene therapy products from the Second Program and any Subsequent Program (together with the Dravet Products, the “Products”). Tevard retains all rights to a Product from the Second Program or any Subsequent Program if the Company does not exercise its option for that Product (such product, a “Tevard Product”).
Certain Financial Terms
Under the terms of the Collaboration Agreement, the Company has agreed to pay Tevard an initial collaboration payment of $10.0 million (the “Initial Payment”) within five business days after the Effective Date. The Initial Payment was partially offset by $4.8 million previously paid by the Company to Tevard pursuant to an existing option agreement related to the programs subject to the Collaboration Agreement. Additionally, as described in greater detail below under the heading “Promissory Note,” the Company has agreed to purchase a convertible promissory note (the “Promissory Note”) from Tevard for $5.0 million in connection with entering into the Collaboration Agreement. The Promissory Note will accrue interest at a rate of 3.50% per annum. The Promissory Note will mature on December 3, 2022 (the “Note Maturity Date”), unless converted into Tevard’s common stock in connection with a specified Tevard financing. The Promissory Note may not be prepaid, in whole or in part, prior to the Note Maturity Date without the Company’s consent.
The Company will fund all development costs incurred for the Dravet Syndrome Program and, upon the Company’s exercise of its option for the Second Program, and each Subsequent Program, all the development costs incurred for such programs, including such costs for each program dating from the Effective Date though the Company’s exercise of its option for such program.
The Collaboration Agreement provides for: (i) clinical development, regulatory and commercial milestone payments from the Company to Tevard of (i) up to $35.0 million in clinical development and regulatory milestone payments and $65.0 million in commercial milestone payments for the Dravet Syndrome Program; and (ii) up to $25.0 million in clinical development and regulatory milestone payments and $45.0 million in commercial milestone payments for the Second Program and each Subsequent Program. The Company also agreed to pay an option exercise fee of $2.0 million to Tevard at the time the Company exercises its option under a Subsequent Program if the Subsequent Program is eligible for the Company to option prior to the fifth anniversary of the Effective Date (the “Research Term”). If a Subsequent Program becomes eligible for the Company to exercise its option after the Research Term, the option exercise fee is $0.5 million for such Subsequent Program. The Company does not owe an option exercise fee when it exercises its options under the Dravet Syndrome Program or the Second Program.
Royalty Terms
The Company has also agreed to pay Tevard tiered royalties, based on future net sales of the Products licensed by the Company. Such royalty percentages, for net sales globally are: (i) a tiered rate ranging from the mid-single-digits to a percentage not to exceed 20% of annual net sales for the Dravet Products; and (ii) a tiered rate ranging from a mid- to high- single digit percentage of annual net sales for all other Products optioned by the Company. On a country-by-country and Product-by-Product basis, royalty payments would commence on the first commercial sale of a Product by the Company and terminate on the later of: (a) the expiration of patent based exclusivity of the Product in such country; (b) the expiration of regulatory based exclusivity of the Product in such country; and (c) 10 years from the first commercial sale of the Product in such country (the “Royalty Term”). If the Company does not exercise its option for a Product and Tevard develops such Product as a Tevard Product, then Tevard shall pay the Company royalties based on future net sales of such Tevard Product.
Intellectual Property
Under the terms of the Collaboration Agreement and subject to specified exceptions therein, each party owns the entire right, title and interest in and to all intellectual property rights made solely by its employees or agents in the course of the collaboration. The parties jointly own all rights, title and interest in and to all intellectual property rights made or invented jointly by employees or agents of both parties.
Termination
Unless earlier terminated, the Collaboration Agreement expires on the later of: (i) the last to expire Royalty Term with respect to a Product in all countries; or (ii) the last to expire Tevard Royalty Term with respect to a Tevard Product in all countries. Either party may terminate the Collaboration Agreement for the other party’s uncured material breach, insolvency or bankruptcy. The Company may terminate the Collaboration Agreement on a program-by-program basis by providing prior written notice to Tevard of: (i) 180 days if prior to the end of the Research Term; and (ii) 90 days if after the end of the Research Term. The Company may also terminate the Collaboration Agreement, subject to specified conditions, on a Product-by-Product or program-by-program basis if there a safety concern arises with respect to the product or program.
The foregoing description of the Collaboration Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Collaboration Agreement, a copy of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ending December 31, 2020. The Company intends to redact certain portions of the Collaboration Agreement for confidentiality purposes.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOGENIX, INC.

Date: December 8, 2020	By:	/s/ Shawnte M. Mitchell
	Name:	Shawnte M. Mitchell
	Title:	Executive Vice President, General Counsel and Secretary